CUSIP No. 61775R105	13 G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Morphic Holding, Inc.

Dated: February 14, 2022

OMEGA FUND V, L.P.

BY:	Omega Fund V GP, L.P.
ITS:	GENERAL PARTNER

BY:	Omega Fund V GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND V GP, L.P.

BY:	Omega Fund V GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND V GP MANAGER, LTD.

By:	/s/ Anne-Mari Paster
Director

/s/ Claudio Nessi
Claudio Nessi

/s/ Otello Stampacchia
Otello Stampacchia

/s/ Anne-Mari Paster
Anne-Mari Paster